EXHIBIT 10.20

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Amendment") is made and entered into as of December 3, 2015, by and among ACP Re Ltd., a Bermuda exempted company ("ACP"), Tower Group International, Ltd., a Bermuda insurance holding company ("Tower"; together with ACP, the "Borrower"), AmTrust International Insurance, Ltd., a Bermuda limited company ("AII"), and National General Re Ltd., a Bermuda limited company ("Nat Gen"; together with AII, the "Required Lenders"). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement (as defined below).

WHEREAS, the Borrower, ACP Re Holdings, LLC, a Delaware limited liability company, the Lenders from time to time party thereto, and AmTrust Financial Services, Inc., a Delaware corporation are parties to that certain Credit Agreement, dated as of September 15, 2014 (the "Credit Agreement"); and

WHEREAS, the parties to this Amendment now mutually desire to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, in accordance with the provisions of Section 9.02(b) of the Credit Agreement, the Borrower and the Required Lenders hereby agree to amend the Credit Agreement as follows:

1.	Amendment and Restatement of Section 2.13(d). Section 2.13(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

"(d) All interest hereunder shall accrue on a semi-annual basis and shall be computed using a 30/360 day count convention. For the avoidance of doubt, each accrual period shall be the six-month period preceding the applicable Interest Payment Date."

2.
Consent to Amendment; Ratification. The parties to this Amendment hereby consent to this Amendment. The Credit Agreement, as amended hereby, is hereby ratified, reaffirmed, reasserted, restated and confirmed in all respects and shall continue in full force and effect in accordance with its terms. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any of the parties to the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

3.
Counterparts. This Amendment may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

4.
Governing Law. All questions concerning the construction, validity and interpretation of this Amendment and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

5.	Entire Agreement. This Amendment, those documents expressly referred to herein and other documents dated as of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

6.
Descriptive Headings; Interpretation. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a substantive part of this Amendment. Whenever required by the context, any pronoun used in this Amendment shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word "including" in this Amendment shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The parties hereto have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Amendment. Wherever a conflict exists between this Amendment and any other agreement, this Amendment shall control but solely to the extent of such conflict.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Credit Agreement as of the date first written above.

ACP RE LTD.

By:	/s/ Barry Karfunkel
Name:	Barry Karfunkel
Its:	President

TOWER GROUP INTERNATIONAL, LTD.

By:	/s/ William Hitselberger
Name:	William Hitselberger
Its:	President & Treasurer

AMTRUST INTERNATIONAL INSURANCE, LTD.

By:	/s/ Stephen Ungar
Name:	Stephen Ungar
Its:	Secretary

NATIONAL GENERAL RE LTD

By:	/s/ Jeffrey Weissmann
Name:	Jeffrey Weissmann
Its:	Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]